Exhibit 99.1

High Wire Networks Cancels $10 Million Equity Line of Credit (ELOC)
The Move Minimizes Dilution, and the ELOC is Not Expected to be Necessary Post-Listing

FOR IMMEDIATE RELEASE

BATAVIA, Ill., March 10, 2025 — High Wire Networks, Inc. (OTCQB: HWNI), a leader in managed services and technology solutions, announced the cancellation of its $10 million Equity Line of Credit (ELOC). The ELOC was part of a recent bridge financing package with a single investment fund.

Mark Porter, President and CEO of High Wire Networks, stated, “As we look at the needs of our business going forward and the timing of all contemplated events, we feel that the ELOC is not in the best interest of our shareholders, and we do not expect it would be necessary from now on. After a short discussion, it was deemed mutually beneficial to cancel the ELOC on good terms, as we are mindful of dilution. Though it was part of the package, we did not access the ELOC.”

With the cancellation of the $10 million ELOC, High Wire Networks continues to focus on maintaining a strong balance sheet and a capital structure that supports its long-term growth objectives. The company believes this decision will better position it to execute its strategic initiatives without unnecessarily diluting shareholder value.

“Looking forward, we are excited about the opportunities for High Wire Networks to capitalize on the growing demand for managed services and advanced technology solutions,” said Porter. “Our team remains dedicated to enhancing operational efficiencies, expanding our service offerings, and fostering innovation as we continue to build value for our shareholders.”

About High Wire Networks

High Wire Networks, Inc. (OTCQB: HWNI) is a fast-growing, award-winning global provider of managed cybersecurity. Through over 200 channel partners, it delivers trusted managed services for more than 1,100 managed security customers worldwide. End customers include Fortune 500 companies and many of the nation’s largest government agencies. The company’s 24/7 Security Operations Center is based in Chicago, Illinois.

High Wire was ranked by Frost & Sullivan as a Top 15 Managed Security Service Provider in the Americas for 2024. It was also named to CRN’s MSP 500 and Elite 150 lists of the nation’s top IT managed service providers for 2023 and 2024.

Learn more at HighWireNetworks.com. Follow the company on X, view its extensive video series on YouTube or connect on LinkedIn.

Forward-Looking Statements

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, including statements related to expected market trends and the Company’s performance, are all “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based except as required by applicable law and regulations.

Media Contact:

Lori Aleman

Director of Marketing

Phone: O: 630-635-8477 C: 602-920-0902
Email: lori.aleman@highwirenetworks.com
Website: www.highwirenetworks.com